                                                                      EXHIBIT 21



                                  UNOVA, INC.
                         SUBSIDIARIES OF THE REGISTRANT



                                                                                        JURISDICTION     PERCENTAGE
                                                                                             OF              OF
NAME OF SUBSIDIARY                                                                     INCORPORATION      OWNERSHIP
-------------------------------------------------------------------------------------  --------------  ---------------

Intermec Technologies Corporation....................................................      Washington           100%

Norand Corporation...................................................................        Delaware           100%

UBI Holdings B.V.....................................................................     Netherlands           100%

UNOVA Industrial Automation Systems, Inc.............................................        Delaware           100%



    The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.



    All above-listed subsidiaries have been consolidated in the Registrant's financial statements upon acquisition.